UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12
O2DIESEL CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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100 Commerce Drive, Suite 301
Newark, Delaware 19713

June 5, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of O2Diesel Corporation, which will be held at the Hilton Wilmington/Christiana, 100 Continental Drive, Newark, Delaware 19713 on July 6, 2006, at 11:00 a.m. (EDT).

We have provided details of the business to be conducted at the 2006 Annual Meeting in the accompanying Notice of Annual Meeting of Stockholders, proxy statement and form of proxy. We encourage you to read these materials so that you may be informed about the business to come before the meeting.

Your participation is important, regardless of the number of shares that you own. In order for us to have an efficient meeting, please sign, date and return the enclosed proxy card promptly in the accompanying reply envelope. You can find additional information concerning voting procedures in the accompanying materials.

We look forward to seeing you at the meeting.

Sincerely,

Alan R. Rae
Secretary and Chief Executive Officer

100 Commerce Drive, Suite 301
Newark, Delaware 19713

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 6, 2006

The Annual Meeting of Stockholders (the “Annual Meeting”) of O2Diesel Corporation, a Delaware corporation (the “Company”), will be held at the Hilton Wilmington/Christiana, 100 Continental Drive, Newark, Delaware 19713 on July 6, 2006, at 11:00 a.m. (EDT), for the following purposes, as more fully described in the proxy statement accompanying this notice:

1. To elect three (3) persons as directors of the Company to serve for a term of three (3) years, or until their respective successors shall have been duly elected and qualified;

2. To ratify and approve the issuance of shares of Common Stock in connection with a private placement to accredited investors to the extent that such issuance would require shareholder approval under the rules of the American Stock Exchange;

3. To ratify the appointment of Mayer Hoffman McCann P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006;

4. To approve an amendment to increase the number of shares authorized under the O2Diesel Corporation 2004 Stock Incentive Plan;

5. To approve an amendment to the Company’s Certificate of Incorporation to increase the number of shares authorized; and

6. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

We have set May 30, 2006 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. A complete list of stockholders eligible to vote at the Annual Meeting will be made available to all Stockholders for examination for any purpose germane to the Annual Meeting, during the ten days prior to the Annual Meeting, between the hours of 9 a.m. and 5 p.m., EDT, at the offices of the Company at 100 Commerce Drive, Suite 301, Newark, Delaware 19713. We will also produce the stockholder list at the Annual Meeting, and you may inspect it at any time during the Annual Meeting.

All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend the Annual Meeting, your vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares are voted.

By Order of the Board of Directors

Alan R. Rae
Secretary and Chief Executive Officer

Newark, Delaware
June 5, 2006

IT IS IMPORTANT THAT YOU COMPLETE AND
RETURN THE ENCLOSED PROXY CARD PROMPTLY

100 Commerce Drive, Suite 301
Newark, Delaware 19713

PROXY STATEMENT FOR
2006 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors of O2Diesel Corporation (the “Board”) solicits the accompanying proxy to be voted at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on July 6, 2006 at 11:00 a.m. (EDT), at the Hilton Wilmington/Christiana, 100 Continental Drive, Newark, Delaware 19713, and at any adjournments or postponements thereof. In this proxy statement, unless the context requires otherwise, when we refer to “we,” “us,” “our,” “the Company” or “O2Diesel,” we are describing O2Diesel Corporation.

The mailing address of our principal executive offices is 100 Commerce Drive, Suite 301, Newark, Delaware 19713. This proxy statement, the accompanying Notice of Annual Meeting of Stockholders and the enclosed proxy card are being sent to our stockholders on or about June 5, 2006.

PURPOSES OF THE MEETING

At the Annual Meeting, we will ask you to consider and act upon the following matters:

1. The election of three (3) persons as directors of the Company to serve for a term of three (3) years, or until their respective successors shall have been duly elected and qualified;

2. To ratify and approve the issuance of shares of Common Stock in connection with a private placement of Common Stock to accredited investors to the extent that such issuance would require shareholder approval under the rules of the American Stock Exchange;

3. The ratification of the appointment of Mayer Hoffman McCann P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006;

4. To approve an amendment to increase the number of shares authorized under the O2Diesel Corporation 2004 Stock Incentive Plan;

5. To approve an amendment to the Company’s Certificate of Incorporation to increase the number of shares authorized; and

6. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Record Date and Stockholders Entitled to Vote.

Record Date.  The record date is May 30, 2006. Only holders of shares of common stock of the Company, par value $0.0001 per share (“Common Stock”) of record as of the close of business on this date will be entitled to vote at the Annual Meeting.

Outstanding Stock.  As of the record date, the Company had no shares of Series A 0% Convertible Preferred Stock (“Series A Preferred Stock”), no shares of Series B 0% Convertible Preferred Stock (“Series B Preferred Stock”) and 72,465,415 shares of Common Stock outstanding. The holders of the Series A Preferred Stock and Series B Preferred Stock have no voting power, except as provided under Delaware law.

Stockholder List.  We will make a complete list of stockholders eligible to vote at the Annual Meeting available for examination during the ten days prior to the Annual Meeting. During such time, you may visit our executive offices during ordinary business hours to examine the stockholder list for any purpose germane to the Annual Meeting.

Voting Requirements.

Quorum.  The holders of one-third of the Company’s outstanding shares of Common Stock as of the record date must be present, either in person or by proxy, to constitute a quorum at the meeting in order to hold the Annual Meeting and conduct business. This is called a quorum.

How to Vote Your Shares.  Your shares cannot be voted at the meeting unless you are present either in person or by proxy. If you vote by mail and return a complete, signed and dated proxy card, your shares will be voted in accordance with your instructions. You may specify your choices by marking the appropriate box and following the other instructions on the proxy card. With respect to the election of directors, you may vote (i) “For” all of the nominees, or (ii) to “Withhold Authority” with respect to some or all of the nominees. On all other matters, you may (i) vote “For” a proposal, (ii) vote “Against” a proposal, or (iii) “Abstain” from voting on a proposal. If you vote by mail and you return a proxy card that is not signed, then your vote cannot be counted. If the returned proxy card is signed and dated, but you do not specify voting instructions, your shares will be voted “For” the election of each nominee and “For” each other proposal, in accordance with the Board’s recommendations.

Vote Required.  If a quorum is present, the director nominees will be elected by a plurality of the votes cast at the Annual Meeting, which means that the three (3) nominees receiving the most votes will be elected. All other matters to be considered at the meeting require the affirmative vote of a majority of the votes cast at the meeting on the item to be approved.

Broker Non-Votes.  A broker non-vote occurs when a stockholder that owns shares in “street name” through a nominee (usually a bank or a broker) fails to provide the nominee with voting instructions, and the nominee does not have discretionary authority to vote the shares with respect to the matter to be voted on, or otherwise fails to vote the shares. Broker non-votes will be counted in determining if a quorum is present. Broker non-votes will have the same effect as a vote against a particular matter.

Abstentions and Withheld Votes:  Abstentions and withheld votes with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, withheld votes will have no effect on the outcome of the vote for directors. Abstentions are considered votes cast on a matter. Therefore, abstentions will have the effect of counting as a vote against a proposal.

Other Business at the Meeting.  We are not aware of (and have not received any notice with respect to) any business to be transacted at the Annual Meeting other than as described in this proxy statement. If any other matters properly come before the Annual Meeting, Alan R. Rae and David H. Shipman, the named proxies, will vote the shares represented by proxies on such matters in accordance with their discretion and best judgment.

Tabulation of Votes.  Our transfer agent, Interwest Transfer Company, Inc. will separately tabulate the affirmative votes, negative votes, abstentions and broker non-votes with respect to each of the proposals.

Announcement of Voting Results.  We will announce preliminary voting results at the Annual Meeting. We also will disclose the final results in the first quarterly report on Form 10-QSB that we file with the Securities and Exchange Commission (“SEC”) after the Annual Meeting.

Revoking Your Proxy.  If you execute a proxy pursuant to this solicitation, you may revoke it at any time prior to its exercise by doing one of the following:

•	delivering written notice to our Secretary at our principal executive offices

•	executing and delivering a proxy bearing a later date to our Secretary at our principal executive offices, or

•	voting in person at the Annual Meeting.

To be effective, our Secretary must actually receive your notice or later-dated proxy before the Annual Meeting, or the Inspector of Elections must receive it at the Annual Meeting. Please note, however, that your attendance at the Annual Meeting without further action on your part will not automatically revoke your proxy.

Solicitation.  The cost of soliciting proxies in the form enclosed herewith will be borne by O2Diesel. In addition to the solicitation of proxies by use of the mail, our officers and employees may solicit the return of proxies by personal interview, telephone, email or facsimile. We will not pay additional compensation to our officers and employees for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts.

We will request that brokerage houses and other custodians, nominees and fiduciaries forward our solicitation materials to beneficial owners of stock that is registered in their names. We will bear all costs associated with preparing, assembling, printing and mailing this proxy statement and the accompanying materials, the cost of forwarding our solicitation materials to the beneficial owners of our Common Stock, and all other costs of solicitation.

PROPOSAL 1 — ELECTION OF DIRECTORS

General Information

Our Certificate of Incorporation requires the Board to be divided into three classes (Class A, Class B and Class C) having staggered terms of three (3) years each. As a result, only one class of directors is elected at each annual meeting of stockholders, with the remaining classes continuing their respective three-year terms. The Board is currently comprised of eight (8) members, with three (3) members in each of Class A and Class B and two (2) members in Class C.

The terms of office of Messrs. Cornish, Koontz and Santos-Leon expire at the Annual Meeting. The Board has nominated such persons to stand for reelection as directors for terms expiring at the 2009 Annual Meeting of Stockholders.

At the Annual Meeting, the stockholders will elect three (3) Class B directors to serve until the 2009 Annual Meeting of Stockholders, or until their successors are elected and qualified.

Substitute Nominees

If, at the time of or prior to the Annual Meeting, any nominee is unable to be a candidate when the election takes place, or otherwise declines to serve, the persons named as proxies may use the discretionary authority provided to them in the proxy to vote for a substitute nominee designated by the Board. At this time, we do not anticipate that any nominee will be unable to be a candidate for election or will otherwise decline to serve.

Vacancies

Under our Bylaws, the Board has the authority to fill any vacancies that arise, including vacancies created by an increase in the number of directors or by the resignation of a director. Any nominee so elected and appointed by the Board would hold office until the 2007 Annual Meeting of Stockholders.

Certain Information Regarding the Nominees

Certain information about the Nominees is set forth below:

Class B Directors Whose Terms Expire in 2006

Listed below are the Class B directors, with information concerning his principal occupation, other affiliations and business experience during the last five years:

Name	Age	Position

Jeffrey L. Cornish	54	Director
David L. Koontz	63	Director
Gerson Santos-Leon	46	Director

Jeffrey L. Cornish has been a Director since May 31, 2005 and serves on the Audit and Compensation Committees. He currently serves as President of Performance Transportation Services (PTS). Prior to his service with PTS, Mr. Cornish was the Senior Vice President-Finance, Chief Financial Officer and Chief Information Officer for Pilot Travel Centers LLC for many years. He has rich and varied experiences in executing joint ventures, developing large financing vehicles to support large-scale growth of petroleum retailing businesses and restaurant franchisee operations. Mr. Cornish has held several other senior financial management positions, including senior level director and consulting positions for Coopers & Lybrand and Price Waterhouse. He has served on several municipal and Chamber of Commerce boards and holds a BA degree in Accounting and an MBA in Finance. He holds professional certifications as a CPA and a CMA.

David L. Koontz has been a Director of the Company since July 15, 2003. He has been the Chief Financial Officer for Waco Logistics Group, Inc. since August 2005. From July 15, 2003 to August 6, 2005 he was the Chief Financial Officer and Secretary of the Company. He joined the AAE Group in September 2002, serving first as the Chief Financial Officer and Secretary of O2Diesel, Inc. Prior to joining the Company, Mr. Koontz worked primarily as an independent business consultant, mostly with businesses located in Asia, for the period January 2000 to September 2002. During 1999, Mr. Koontz acted as a consultant and chief financial officer for an apparel company in Boulder, Colorado. Mr. Koontz was a partner with Arthur Andersen & Co. until 1988 and holds a CPA certificate.

Gerson Santos-Leon has been a Director since March 23, 2006. He is currently serving as the R&D Corporate Director of the Abengoa Bioenergy Group. He is responsible for developing technologies for the conversion of renewable biomass resources to ethanol, related co-products and utilization technology. Prior to his service at Abengoa, Mr. Santos-Leon led the Biofuels Program at the U.S. Department of Energy Office. He has served on a number of management boards responsible for evaluating and developing energy programs and has over twenty years of experience in the energy sector developing nuclear and renewable technologies. Mr. Santos-Leon holds a Chemical Engineering degree.

Certain Information Regarding the Directors

Certain information about the directors whose terms continue, who are directors of O2Diesel, is set forth below:

Class C Whose Terms Expire in 2007

Listed below are the Class C directors, with information concerning his principal occupation, other affiliations and business experience during the last five years:

Name	Age	Position

Alan R. Rae	47	Chief Executive Officer and Director
E. Holt Williams	63	Director

Alan R. Rae has been the Chief Executive Officer and a Director of the Company since July 15, 2003, the Secretary since August 6, 2005 and President between July 15, 2003 to July 28, 2005. Mr. Rae joined the AAE Technologies group of companies in 1997, and has served as a Director and an executive of several companies within the group. In August 1999, he became a Director and President of AAE Technologies, Inc. (now

O2Diesel, Inc.), and in October 2000 became a Director and Chief Operating Officer of AAE Technologies International PLC and continues to hold these positions in both companies. Mr. Rae was a Director and the Chief Executive Officer of AAE Holdings plc (UK) from October 1998 until September 2001. He was the Chief Executive Officer and a Director of AAE Technologies Ltd. from October 1997 until September 2001.

E. Holt Williams has been a Director since May 31, 2005 and is the Chairman of the Audit Committee and is a member of the Governance Committee. He has served as the Chairman, CEO and also as the CFO for Coastal Equipment Inc. for over 27 years. He headed both the domestic and foreign operations of the company, which were centered in the Gulf States of the US and in Asia. Prior to entering the private sector, Mr. Williams practiced as a certified public accountant with an international accounting firm. He has also been active in buying and selling real estate in Houston, Texas. Mr. Williams is a member of and has served in various capacities on a number of professional, charitable and civic groups such as U.S. Chamber of Commerce; Singapore American Chamber of Commerce; Houston Foreign Affairs Group; Georgetown University McDonough School of Business and various other civic, school and church related organizations. He holds a B.S. degree in Accounting and an MBA. In addition, he maintains professional certification as a CPA.

Class A Nominees Whose Terms Will Expire in 2008

Listed below are the nominees for Class A directors, with information concerning his principal occupation, other affiliations and business experience during the last five years:

Name	Age	Position

Karim Jobanputra	42	Director
Arthur E. Meyer	78	Chairman, Board of Directors
Hendrik Rethwilm	41	Director

Karim Jobanputra has been a Director since July 15, 2003. Mr. Jobanputra is an entrepreneur and owns companies that do business mostly in the Middle East and Europe. Mr. Jobanputra has experience in the areas of corporate finance and international, business development, and also works as a self-employed consultant based in the United Kingdom. For the past 5 years he has provided consulting services to companies in the areas of corporate finance and business development in the Asian and Middle East markets, including Indonesia, Qatar, Saudi Arabia, India and China.

Arthur E. Meyer has been Chairman of the Board since May 31, 2005 and serves on the Compensation, Governance and Audit Committees. He has served as the Executive Vice President and Vice Chairman of Board of Mohawk Oil Company Canada Limited until its sale to Husky Oil Co. Ltd. Mr. Meyer has a long history of experience in crude oil refining, product development, distribution and marketing. He has a wide background in all facets of the petroleum industry in Canada, including building the first ethanol plant in Canada as well as managing the blending and marketing of Gasohol in Canada. Mr. Meyer has been a member of the Board of several oil companies in Canada, and has served on the Boards of a number of universities and other organizations, including the University of Calgary, Northern Alberta Institute of Technology, Consulting Engineers of Canada, National Biotechnology Committee and the FBC Foundation of Calgary. Mr. Meyer holds a degree in Mechanical Engineering from the University of Saskatchewan.

Hendrik Rethwilm has been a Director since July 15, 2003 and serves on the Governance and Compensation Committees. From 1993-1999, he worked with PricewaterhouseCoopers in its corporate finance department focusing on financial and organizational restructuring of medium-to-large sized companies. Subsequently, from 2000-2001, Mr. Rethwilm worked with a subsidiary of Ericsson, the Swedish mobile phone producer, as a financial executive advising on mobile eCommerce. During his tenure with Ericsson, Mr. Rethwilm also developed a venture capital arm within Ericsson Consulting to invest in companies developing applications for the mobile eCommerce sector. Currently, Mr. Rethwilm is self-employed and provides consulting services to various companies in the areas of corporate finance and business development. He previously served on the board of directors of Rapidtron, Inc., a company that trades on the OTCBB under the symbol “RPDT”, but resigned effective December 31, 2003.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the election of each of the director nominees listed above. All proxies executed and returned will be voted “FOR” all the director nominees unless the proxy specifies otherwise.

Committees of the Board of Directors and Other Board Matters

During 2005, the Board held 6 meetings. Each director attended 75% or more of the meetings of the Board and committees of which he was a member. The Board encourages, but does not require, directors to attend the annual meeting of stockholders.

Audit Committee

On May 27, 2004, the Board established and approved an Audit Committee. The Board designated the initial members of the Audit Committee to be Mr. David L. Koontz (Chair), Mr. Hendrik Rethwilm, and Mr. Richard Roger. As of January  1, 2005, Mr. Koontz resigned from the Audit Committee and as of his date of hire as an employee of the Company, Mr. Roger resigned from the Committee on July 29, 2005. Following their election to the Board in May, 2005, Mr. E. Holt Williams became the Chairman of the Audit Committee and Mr. Jeffrey L. Cornish and Mr. Arthur E. Meyer became members, replacing Mr. Roger and Mr. Rethwilm.

The primary purpose of the Audit Committee is to oversee (a) management’s preparation of the financial statements and management’s conduct of the Company’s accounting and financial reporting process, (b) management’s maintenance of the Company’s internal control over financial reporting, (c) the Company’s compliance with legal and regulatory requirements, and (d) the qualifications, independence and performance of the Company’s independent registered public accounting firm. During 2005, the Audit Committee met eight times.

The Board has adopted a written charter for the Audit Committee. A copy of the charter was included as Appendix A to the Company’s Proxy Statement for the Annual Meeting of Stockholders held in 2004. The members of the Audit Committee are “independent” as defined in Section 121A of the AMEX Company Guide. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the interim consolidated financial statements filed quarterly and the audited consolidated financial statements in the Annual Report on Form 10-KSB with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Board has determined that two directors who serve as members of the Audit Committee, Mr. Williams and Mr. Cornish, are “financial experts,” as defined in SEC rules.

The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those consolidated financial statements with generally accepted accounting principles in the United States, their judgments as to the quality, not just the acceptability, of the Company’s critical accounting policies and such other matters as are required to be discussed with the Audit Committee under standards of the Public Company Accounting Oversight Board. In addition, the Board has discussed with the independent registered public accounting firm the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services (comprised of tax preparation services) with the auditors’ independence.

The Audit Committee by way of a telephonic conference discussed with the independent registered public accounting firm, with management present, the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The independent registered public accounting firm afforded the Board, which they declined, an opportunity to meet without management present.

In reliance on the reviews and discussions referred to above, the Board approved the audited financial statements included in the Annual Report on Form 10-KSB for the year ended December 31, 2005 for filing with the SEC. On May 31, 2005, the Stockholders’ voted to ratify the selection of the Company’s independent registered public accounting firm for the year ended December 31, 2005.

Director Nomination Process

On May 31, 2005, the Board established and approved a Nominating and Governance Committee (“Nominating Committee”). The Board designated the initial members of the Nominating Committee to be Mr. Arthur Meyer (Chair), Jeffrey Cornish and Mr. E. Holt Williams. On September 29, 2006, Mr. Jeffrey Cornish resigned from the Nominating Committee and the Board designated Mr. Hendrik Rethwilm as a member. During 2005, the Nominating Committee met three (3) times.

The primary purpose of the Nominating Committee is to (a) identify individuals qualified to become Board members, consistent with criteria approved by the Board, (b) assist the Board in determining the size and composition of the Board and its committees, (c) develop and recommend to the Board, and oversee the implementation of, the Company’s corporate governance guidelines, and (d) oversee the evaluation of the Board and its committees and of management.

The Board has adopted a written charter for the Nominating Committee, a copy of which is attached as Appendix A to this proxy statement. All the members of the Nominating Committee are “independent” as defined in Section 121A of the AMEX Company Guide.

The Company does not pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The Board’s process for identifying and evaluating potential nominees includes soliciting recommendations from directors and officers of the Company. The Company does not have a specific policy regarding consideration of shareholder director nominees. However, the Board will consider persons recommended by stockholders of the Company in selecting the Board’s nominees for election. There is no difference in the manner in which the Board evaluates persons recommended by directors, officers or employees and persons recommended by stockholders in selecting Board nominees.

To be considered in the Board’s selection of Board nominees, recommendations from stockholders must be received by the Company in writing by at least 120 days prior to the anniversary date of the proxy statement for the previous year’s annual meeting was first distributed to stockholders. Recommendations should identify the submitting stockholder, the person recommended for consideration and the reasons the submitting stockholder believes such person should be considered. Persons recommended for consideration by the Board as Board nominees should be persons of good character and integrity and must also have been nominated by persons of good character and integrity. The Board also believes potential directors should be knowledgeable about the business activities and market areas in which the Company and its subsidiaries do business.

Compensation Committee

On May 31, 2005, the Board established and approved a Compensation Committee. The Board designated the initial members of the Compensation Committee to be Mr. Arthur Meyer, Mr. Jeffrey Cornish and Mr. E. Holt Williams. On September 29, 2006, Mr. E. Holt Williams resigned from the Compensation Committee and the Board designated Mr. Hendrik Rethwilm as a member. During 2005, the Compensation Committee met four (4) times.

The primary purpose of the Compensation Committee is to (a) monitor the performance of, and develop and recommend to the Board the annual compensation (base salary, bonus, stock options and other benefits) for the Chief Executive Officer of the Company; (b) monitor the performance of, and review, approve and recommend to the Board the annual compensation (base salary, bonus and other benefits) for all other executive officers of the Company; (c) review, approve and recommend to the Board the aggregate number of stock options to be granted to employees; (d) review general policy matters relating to compensation and benefits of employees; and (e) prepare certain portions of the Company’s annual proxy statement, including an annual report on executive compensation.

The Board has adopted a written charter for the Compensation Committee, a copy of which is attached as Appendix B to this proxy statement. All of the members of the Compensation Committee are “independent” as defined in Section 121A of the AMEX Company Guide.

Code of Business Conduct and Ethics

On June 29, 2004, the Board adopted a Code of Business Conduct and Ethics that applies to all of the Company’s employees. A copy of the Code of Business Conduct and Ethics is available on our website http:/www.o2diesel.com.

Stockholder Communications

The Board provides a process for stockholders to send communications to the Board or any of the individual directors. Stockholders may send written communications to the Board or any of the individual directors, care of O2Diesel Corporation, 100 Commerce Drive, Suite 301, Newark, Delaware 19713, Attn: Corporate Secretary. All communications will be reviewed by the Corporate Secretary and circulated to the Board or to an individual director if it is appropriate.

PROPOSAL 2 — TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK
IN CONNECTION WITH A PRIVATE PLACEMENT
OF COMMON STOCK AND WARRANTS

General Information

Our Board has determined that it is in the best interests of the Company and our stockholders to raise up to $6,500,000 through the private placement of shares of our Common Stock at a price of $0.75 per share. This would require the issuance of approximately 8,666,666 shares of our Common Stock, or approximately 13.6% of the total shares issued and outstanding. In addition, investors will receive one warrant for each two shares of Common Stock purchased. This would require the issuance of approximately 4,333,333 shares of our Common Stock, or 6.8%.

American Stock Exchange Regulations

The American Stock Exchange (“AMEX”) Company Guide Section 713 requires stockholder approval as a prerequisite for AMEX’s approval to list newly issued shares on the AMEX if (i) the aggregate number of shares to be issued would result in the issuance of 20% or more of the amount of Common Stock issued and outstanding, and (ii) the sale price of the shares would be less than the greater of book or market value of the Common Stock.

To comply with the AMEX’s regulations, we arranged the private placement of our Common Stock in two parts. The number of shares issued in the first part of our private placement, the Common Stock, is less than twenty percent (20%) of our issued and outstanding Common Stock. The number of shares to be issued in the second part of our private placement, the issuance of the warrants, when combined with the first part, constitutes an amount equal to more than twenty percent (20%) of our issued and outstanding Common Stock.

We are requesting that our stockholders ratify the first part of our private placement, the issuance of Common Stock. Ratification is the confirmation by the stockholders of an act previously taken by a company that required stockholder approval prior to such act’s occurrence. While we believe that the issuance of Common Stock was in compliance with the rules of AMEX and did not require stockholder approval, because the aggregate number of shares in the first stage of private placement is so significant, we are seeking shareholder ratification to ensure compliance with the rules of AMEX. In addition, we are requesting the stockholders approve the second part of our private placement, issuance of shares of Common Stock issuable upon exercise of the warrants, in order to comply with the AMEX listing requirements for those shares.

As of April 6, 2006, we entered into a Common Stock and Warrant Purchase Agreement for 5,333,333 shares of our Common Stock at a purchase price of $0.75 per share for total proceeds of $4,000,000. Also on April 6, 2006, we entered a Common Stock and Warrant Purchase Agreement for 3,333,333 shares of our Common Stock at a purchase price of $0.75 per share for total proceeds of $2,500,000. On April 27, 2006 we held a closing in the amount of $6,500,000 for 8,666,666 shares of our Common Stock with these two investors.

We will not issue the Common Stock issuable upon exercise of the warrants to these investors until it has been approved by our stockholders.

The principal terms of the private placement are described below under “Principal Terms of the Private Placements.”

Principal Terms of the Private Placements

$4.0 million Private Placement

On April 6, 2006, the Company entered into a Common Stock and Warrant Purchase Agreement (the “$4.0 million Purchase Agreement”) with an European investor for 5,333,333 shares of its Common Stock at a purchase price of $0.75 per share in a private placement, for total proceeds of $4,000,000. The purchase price represented a discount of approximately 10% in comparison to the prevailing market price of the Company’s Common Stock during the period of negotiations for this private placement.

As part of the sale, the Company will also issue warrants to purchase 2,666,667 shares of Common Stock at an exercise price of $0.825 per share during the period of six months to forty-two months of issuance. The warrants expire forty-two months after the date of issuance.

On April 27, 2006, the Company entered into Amendment No. 1 (the “$4.0 million Amendment”) to the $4.0 million Purchase Agreement. The $4.0 million Amendment (i) modified the amount of liquidated damages to a maximum of 8% of the purchase price; and (ii) added that shareholder approval will be obtained prior to the Company issuing the shares of Common Stock issuable upon exercise of the warrant. There were no other changes to the $4.0 million Purchase Agreement. This transaction closed on April 27, 2006.

The Common Stock and warrants will be issued in a transaction that will be exempt from the registration requirement pursuant to Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”) and under Regulation D promulgated under the Securities Act.

$2.5 million Private Placement

Also on April 6, 2006, the Company entered into a Common Stock and Warrant Purchase Agreement (the “$2.5 million Purchase Agreement”) with an European investor for 3,333,333 shares of its Common Stock at a purchase price of $0.75 per share in a private placement, for total proceeds of $2,500,000. The purchase price represented a discount of approximately 10% in comparison to the prevailing market price of the Company’s Common Stock during the period of negotiations for this private placement.

As part of the sale, the Company will also issue warrants to purchase 1,666,667 shares of Common Stock at an exercise price of $0.825 per share during the period of six (6) months to forty-two months (42) of issuance. The warrants expire forty-two months after the date of issuance.

On April 27, 2006, the Company entered into Amendment No. 1 (the “$2.5 million Amendment”) to the $2.5 million Purchase Agreement. The $2.5 million Amendment (i) modified the amount of liquidated damages to a maximum of 8% of the purchase price; and (ii) added that shareholder approval will be obtained prior to the Company issuing the shares of Common Stock issuable upon exercise of the warrant. There were no other changes to the $2.5 million Purchase Agreement. This transaction closed on April 27, 2006,

The Common Stock and warrants will be issued in a transaction that will be exempt from the registration requirement pursuant to Section 4(2) of the Securities Act and under Regulation D promulgated under the Securities Act.

The Company intends to use the proceeds from these private placements for general corporate purposes.

As indicated in our Form-10-QSB filed for the quarter ended March 31, 2006, the Company is currently not in compliance with the listing standards of the AMEX, because it lacked the requisite amount of shareholder’s equity.

We have filed a plan (“AMEX Plan”) with the AMEX, which it accepted on February 15, 2005, which sets forth the steps that we intend to take to regain compliance with the AMEX’s listing standards. To achieve the required level of stockholders’ equity, we anticipated having to raise a total of approximately $10.0 million in new equity during 2005. In December 2005, the Company determined that it could not meet certain conditions of the

AMEX Plan and met with representatives of the AMEX to discuss the need to develop an amended plan to demonstrate how the Company will be in compliance by June 2006.

The Company believes it needs to raise an additional $7.0 million in new capital prior to June 2006 to allow it to return to full compliance with the listing standards of the AMEX. In addition, the Company believes it must raise an additional $3.5 million in equity in the second half of 2006 to allow it to execute its business plan for the year and to remain in compliance with the AMEX standards. If the Company were to fail to return to full compliance with the AMEX’s listing standards, the AMEX would likely initiate procedures to de-list its Common Stock. If the Company’s Common Stock was to be de-listed by the AMEX, its shares would continue to be traded as a bulletin board stock.

Effect on Existing Stockholders

All the existing holders of our Common Stock will be diluted proportionately if the 4,333,334 shares of Common Stock issuable upon conversion of the warrants are issued.

Pursuant to the terms of the $4.0 million Purchase Agreement and $2.5 million Purchase Agreement, we are required to file a registration statement covering the resale of the shares of Common Stock issued in the closing the private placement within 30 days of the closing. If stockholder approval is obtained for the issuance of shares of Common Stock issuable upon exercise of the warrants, we intend to amend the registration statement to include the resale of those shares on that registration statement or file another registration statement covering the resale of the shares. We have agreed to use reasonable best efforts to cause the registration statement relating to the issuance of shares of Common Stock issuable upon exercise of the warrants to be declared effective by the SEC within 90 days, or 120 days if such registration statement is subject to review by the staff of the SEC.

Our Common Stock has no preemptive or similar rights.

Principal Effects of Nonapproval

If stockholder approval is not obtained, issuance of shares of Common Stock issuable upon exercise of the warrants will not occur.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the ratification and approval of the issuance of our Common Stock in connection with the private placement of Common Stock and warrants to the accredited investors in a private placement. All proxies executed and returned will be voted “FOR” ratification and approval of the issuance of Common Stock unless the proxy specifies otherwise.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board recommends a vote for the ratification of the appointment of Mayer Hoffman McCann P.C. (“MHM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. MHM has no direct or indirect financial interest in the Company. A representative of MHM is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Fees Paid

During our fiscal year ended December 31, 2005 Ernst & Young LLP (“E&Y”) served as the Company’s auditors. Following are the fees billed by E&Y for the fiscal year ended December 31, 2005 and December 31, 2004:

Description	2005	2004

Audit Fees	$260,000	$222,079
Tax Fees	$0	$20,000
Audit Related Fees	$137,000	$0

Total Fees	$397,000	$242,079

In the above table, in accordance with SEC definitions and rules:

•	“Audit fees” are fees paid for professional services for the audit of our consolidated financial statements.

•	“Tax fees” are fees primarily for tax compliance in connection with filing U.S. income tax returns in 2005 and Irish income tax returns in 2004.

•	“Audit Related fees” are fees billed by E&Y to us for services not included in the first two categories, specifically, SAS 100 reviews, SEC filings and consents, and accounting consultations on matters addressed during the audit or interim reviews, and review work related to quarterly filings.

Non-Audit Services

The Audit Committee has considered the compatibility of non-audit services with the auditor’s independence. The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm.

Change in Certifying Accountants

On March 23, 2006, the Company’s Board accepted the resignation of E&Y as the Company’s independent registered public accounting firm. E&Y remained the independent registered public accounting firm for the Company as of and for the fiscal year ending December 31, 2005, subject to completion of its audit procedures regarding the financial statements of the Company as of and for the year ending December 31, 2005 and the Annual Report on Form 10-KSB in which such financial statements will be included.

E&Y’s audit reports on the consolidated financial statements of the Company for the fiscal years ended December 31, 2004 and 2005 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to audit scope or accounting principles; however, its opinion on the fiscal 2004 and 2005 financial statements was modified to include an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2003 and 2004 and through May  10, 2006, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference thereto in its reports on the financial statements of the Company for such years and there have been no “reportable events” as defined in (iv) of Regulation S-B Item 304 (a)(1).

On March 23, 2006, the Company’s Audit Committee appointed, as its new independent registered public accounting firm, MHM, 401 Plymouth Road, Plymouth Meeting, PA 19462, as of and for the fiscal year ending December 31, 2006. This appointment was authorized by a vote of the Board.

During the fiscal years ended December 31, 2003 and 2004, and through March 23, 2006, MHM had not been engaged as the principal accountant of the Company to audit their financial statements or as an independent accountant to audit a significant subsidiary of the Company, and the Company had not consulted with MHM regarding (a) the application of accounting principles to any completed or proposed transaction, (b) the type of audit opinion that might be rendered on the Company’s financial statements for such periods, or (c) any other accounting, auditing or financial reporting matter described in Items 304(a)(2)(i) and (ii) of Regulation S-B.

Non-Audit Services

The Audit Committee has considered the compatibility of non-audit services with the auditor’s independence. The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and with the Company’s independent registered public accounting firm.

The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Accounting Standards No. 61.

The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under standards of the Public Company Accounting Oversight Board. In addition, the Audit Committee has received from the Company’s auditors the written statements required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accounting firm the auditors’ independence from management and has considered the compatibility of non-audit services (comprised of tax preparation services) with the auditors’ independence.

The Audit Committee met with the independent registered public accounting firm by telephonic conference, with management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The independent registered public accounting firm afforded the Board, which they declined, an opportunity to meet without management present.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board approved the audited consolidated financial statements included in the Annual Report on Form 10-KSB for the year ended December 31, 2005 for filing with the SEC. On May 31, 2005, the stockholders voted to ratify the selection of the Company’s independent registered public accounting firm.

Submitted by the Audit Committee

Mr. E. Holt Williams, Chairman
Mr. Jeffrey L. Cornish
Mr. Arthur E. Meyer

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit Committee and the Audit Committee Charter shall not be incorporated by reference into any future filing under the Securities Act or the Securities and Exchange Act of 1934, as amended (“Exchange Act”), and shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s auditors for fiscal 2006. All proxies executed and returned will be voted “FOR” ratification appointment of Mayer Hoffman McCann P.C. unless the proxy specifies otherwise.

PROPOSAL 4 — APPROVAL OF AMENDMENT TO INCREASE THE NUMBER OF SHARES
AUTHORIZED UNDER THE O2DIESEL CORPORATION 2004 STOCK INCENTIVE PLAN

General

The Board recommends that the stockholders approve an amendment to the O2Diesel Corporation 2004 Stock Incentive Plan (the “Plan”), the material terms of which are more fully described below, to increase the number of shares authorized for issuance under the Plan by 2,537,043, as described below. If the amendment is approved by the Stockholders, the number of shares that may be issued under the Plan would increase from 7,212,957 to 9,750,000.

The Board has determined that it would be in the best interests of the Company and its Stockholders to amend the Plan to increase the number of shares available for awards thereunder by 2,537,043 shares. The Board believes that stock options and other stock-based incentives play an important role in attracting and retaining the services of key employees, consultants and directors and in linking the interests and efforts of such persons to the long-term interests of O2Diesel’s Stockholders.

The Plan was approved by the Stockholders at the 2004 Annual Meeting of Stockholders.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” for amendment of the O2Diesel Corporation 2004 Stock Incentive Plan to increase the shares available for awards by 2,537,043. All proxies executed and returned will be voted “FOR” the amendment unless the proxy specifies otherwise.

Description of the Plan

The Plan permits the grant of Options, Rights, Restricted Stock, Incentive Shares, Performance Awards and Dividend Equivalents (each, an “Award”). The following summary of the material features of the Plan is entirely qualified by reference to the full text of the Plan, a copy of which is attached hereto as Appendix C. Unless otherwise specified, capitalized terms used in this summary have the meanings assigned to them in the Plan.

Eligibility

All employees, non-employee directors, and consultants and independent contractors of the Company and its affiliates (“Eligible Persons”) are eligible to receive grants of Awards under the Plan. As of May 30, 2006, the number of employees eligible to participate in the Plan was 21, the number of consultants and independent contractors eligible to participate in the Plan was 10, and the number of non-employee directors eligible to participate in the Plan was seven.

Administration

The Plan is administered by the Compensation Committee of the Board, unless the Board appoints another committee or person(s) for such purpose. If no such appointment is in effect at any time, the committee shall mean the Board (the “Committee”). The Committee has plenary authority and discretion to determine the Eligible Persons to whom Awards are granted (each a “Participant”) and the terms of all Awards under the Plan. Subject to the provisions of the Plan, the Committee has authority to interpret the Plan and agreements under the Plan and to make all other determinations relating to the administration of the Plan.

Stock Subject to the Plan

The maximum number of shares of Common Stock that may be issued under the Plan will be 9,750,000, plus the number of shares delivered to the Company as payment for the exercise price of Options granted under the Plan. If any shares of Restricted Stock are forfeited, or if any Award terminates (other than by virtue of the exercise of a Related Option or Related Right), expires or is settled without all or a portion of the shares of Common Stock covered by the Award being issued, such shares will again be available for the grant of additional Awards. Further, if an Option is surrendered pursuant to a “net issuance” as described below, the number of shares covered by the surrendered Option, reduced by the number of shares of Common Stock issued pursuant to the net issuance, will be available for the grant of additional Awards.

Options

The Plan authorizes the grant of Nonstatutory Stock Options and Incentive Stock Options. Incentive Stock Options are stock options that satisfy the requirements of Section 422 of the Internal Revenue Code and may be granted only to Section 422 Employees. Nonstatutory Stock Options are stock options that do not satisfy the requirements of Section 422 of Code. The exercise of an Option permits the Participant to purchase shares of Common Stock from the Company at a specified exercise price per share. Options granted under the Plan are exercisable upon such terms and conditions as the Committee shall determine. The exercise price per share and manner of payment for shares purchased pursuant to Options are determined by the Committee, subject to the terms of the Plan. The per share exercise price of Incentive Stock Options granted under the Plan may not be less than the fair market value (110% of the fair market value in the case of a Ten-Percent Stockholder) per share on the date of grant. The Plan provides that the term during which Options may be exercised is determined by the Committee, except that no Option may be exercised more than ten (10) years (five (5) years in the case of a Ten-Percent Stockholder) after its date of grant. The Committee may permit the exercise of an Option on a “net issuance” basis pursuant to which the Participant surrenders an Option and receives in exchange shares of Common Stock with a fair market value on the date of surrender equal to the difference between (i) the fair market value of the shares subject to the surrendered Option, and (ii) the exercise price of the surrendered Option. The Committee may condition the grant or vesting of an Option on the achievement of one or more Performance Goals, as described below.

Rights (Stock Appreciation Rights)

The Plan authorizes the Committee to grant Rights that are either related or unrelated to an Option granted under the Plan. A Right entitles the Participant upon exercise to receive cash, shares of Common Stock, or a combination thereof, having a value equal to the appreciation in the fair market value of the shares covered by the Right from the date of grant of the Right (or, if the Right relates to an Option, the date of grant of the related Option). The period during which a Right may be exercised is determined by the Committee, except that a Right may not be exercised more than ten (10) years after its date of grant or the expiration of the option to which it relates.

Restricted Stock Awards

The Plan authorizes the Committee to grant Restricted Stock Awards. Shares of Common Stock covered by a Restricted Stock Award are restricted against transfer and subject to forfeiture and such other terms and conditions as the Committee determines. Such terms and conditions may provide, in the discretion of the Committee, for the vesting of awards of Restricted Stock to be contingent upon the achievement of one or more Performance Goals, as described below.

Incentive Shares

Incentive Share Awards granted under the Plan are contingent awards of Common Stock. Pursuant to such Awards, shares of Common Stock are issued subject to such terms and conditions as the Committee deems appropriate, including terms that condition the issuance of the shares upon the achievement of one or more Performance Goals, as described below. Unlike in the case of awards of Restricted Stock, shares of Common Stock are not issued immediately upon the award of Incentive Shares, but instead shares of Common Stock are issued upon the satisfaction of such terms and conditions as the Committee may specify, including the achievement of Performance Goals.

Performance Awards

The Plan authorizes the grant of Performance Awards. Performance Awards provide for shares of Common Stock or a combination thereof contingent upon the attainment of one or more Performance Goals (described below) established by the Committee.

Dividends and Dividend Equivalents

The terms of an Award may, at the Committee’s discretion, provide a Participant with the right to receive dividend payments or dividend equivalent payments with respect to shares of Common Stock covered by the Award. Such payments may either be made currently or credited to any account established for the Participant, and may be settled in cash or shares of Common Stock.

Performance Goals

The terms and conditions of an Award may provide for the grant, vesting or payment of the Award to be contingent upon the achievement of one or more specified Performance Goals established by the Committee. For this purpose, “Performance Goals” means performance goals established by the Committee which may be based on earnings or earnings growth, sales, return on assets, cash flow, total shareholder return, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, implementation or completion of one or more projects or transactions, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such Performance Goals may be particular to an Eligible Person or the department, branch, affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more affiliates, or the Company and one or more affiliates, and may cover such period as may be specified by the Committee.

Capital Adjustments

If the outstanding Common Stock of the Company changes as a result of a stock dividend, split-up, recapitalization, reclassification, combination or exchange of shares, merger, consolidation or liquidation or the like, the Committee may in its discretion substitute or adjust: (a) the number and class of securities subject to outstanding Awards, (b) the consideration to be received upon exercise or payment of an Award, (c) the exercise price of Options and base price of Rights that are not related to Options, and/or (d) the aggregate number and class of securities for which Awards may be granted under the Plan.

Transferability

Except as otherwise provided in the agreement relating to an Award, Awards granted under the Plan may not be transferred, assigned, alienated or encumbered.

Termination and Amendment

The Board may amend or terminate the Plan at any time. However, after the Plan has been approved by the stockholders of the Company, the Board may not amend or terminate the Plan without the approval of (a) the Company’s stockholders if stockholder approval of the amendment is required by applicable law, rules or regulations, and (b) each affected Participant if such amendment or termination would adversely affect such Participant’s rights or obligations under any Awards granted prior to the date of the amendment or termination.

Modification of Awards

The Committee may modify the terms of outstanding Awards; provided, however, that no modification of an Award may, without the consent of the Participant, alter or impair any of the Participant’s rights or obligations under such Award. Notwithstanding the foregoing, the Committee may in its discretion cancel any Award in exchange for a cash payment equal to the fair value of the cancelled Award, calculated assuming such Award was fully vested at the time of cancellation.

Withholding

The Company is generally required to withhold tax on the amount of income recognized by a Participant with respect to an Award. Withholding requirements may be satisfied, as provided in the agreement evidencing the

Award, by (a) tender of a cash payment to the Company, (b) withholding of shares of Common Stock otherwise issuable, or (c) delivery to the Company by the Participant of unencumbered shares of Common Stock.

Term of the Plan

Unless sooner terminated by the Board, the Plan will terminate on February  24, 2014. Once the Plan is terminated, no further Awards may be granted or awarded under the Plan. Termination of the Plan will not, affect the validity of any Awards outstanding on the date of termination.

Summary of Certain Federal Income Tax Consequences

The following discussion briefly summarizes certain United States federal income tax aspects of Options, Rights, Restricted Stock, Incentive Shares and Performance Awards granted pursuant to the Plan. State, local and foreign tax consequences may differ.

Incentive Stock Options.  A Participant who is granted an Incentive Stock Option will not recognize income on the grant or exercise of the Option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is a tax preference item for purposes of the alternative minimum tax. If a Participant does not exercise an Incentive Stock Option within certain specified periods after termination of employment, the Participant will recognize ordinary income on the exercise of the Incentive Stock Option in the same manner as on the exercise of a Nonstatutory Stock Option, as described below.

The general rule is that gain or loss from the sale or exchange of shares of Common Stock acquired on the exercise of an Incentive Stock Option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the Participant generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.

Nonstatutory Stock Options, Rights, Incentive Shares and Performance Awards.  A Participant generally is not required to recognize income on the grant of a Nonstatutory Stock Option, Right, Incentive Share Award or Performance Award. Instead, ordinary income generally is required to be recognized on the date the Nonstatutory Stock Option or Right is exercised, or in the case of an Incentive Share Award or Performance Award, on the date of payment of such Award in cash and/or shares of Common Stock. In general, the amount of ordinary income required to be recognized is: (a) in the case of a Nonstatutory Stock Option, an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise over the exercise price; (b) in the case of a Right, Incentive Share Award or Performance Award, the amount of cash and the fair market value of any shares of Common Stock received.

Restricted Stock.  Shares of Restricted Stock awarded under the Plan will be subject to a substantial risk of forfeiture for the period of time specified in the Award. Unless a Participant who is granted shares of Restricted Stock makes an election under Section 83(b) of the Code as described below, the Participant generally is not required to recognize ordinary income on the award of Restricted Stock. Instead, on the date the substantial risk of forfeiture lapses, the Participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of Restricted Stock on such date over the amount, if any, paid for such shares. If a Participant makes a Section 83(b) election to recognize ordinary income on the date the shares of Restricted Stock are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any to be paid for such shares. In such case, the Participant will not be required to recognize additional ordinary income when the substantial risk of forfeiture lapses.

Gain or Loss on Sale or Exchange of Shares.  In general, gain or loss from the sale or exchange of shares of Common Stock granted or awarded under the Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares of Common Stock acquired upon exercise of an Incentive Stock Option (a “disqualifying disposition”), a Participant generally will be required to recognize ordinary income upon such disposition.

Deductibility by Company.  The Company generally is not allowed a deduction in connection with the grant or exercise of an Incentive Stock Option. However, if a Participant is required to recognize ordinary income as a result of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a Nonstatutory Stock Option (including an Incentive Stock Option that is treated as a Nonstatutory Stock Option, as described above), a Right, a Performance Award, a Restricted Stock Award or Incentive Share Award, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the Participant.

Parachute Payments.  Where payments to certain persons that are contingent on a change in control exceed limits specified in the Code, the person generally is liable for a twenty percent (20%) excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. Under the Plan, the Committee may grant awards for which the vesting is accelerated by a change in control of the Company. Such accelerated vesting would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

Performance-Based Compensation.  Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1.0 million for the taxable year. The Plan has been designed to allow the grant of options and awards of restricted stock that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”

PROPOSAL 5 — TO AMEND THE COMPANY’S CERTIFICATE OF
INCORPORATION TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK

The Board recommends that Article 4 of the Certificate of Incorporation be amended so as to increase the number of authorized shares of Common Stock, par value $.0001 per share, from 100,000,000 shares to 135,000,000. The proposal to increase such authorized number of shares of Common Stock is being submitted to the Company’s stockholders.

The Company presently has authority to issue 120,000,000 shares consisting of 100,000,000 shares of Common Stock, $0.0001 par value per share and 20,000,000 shares of Preferred Stock, $0.0001 par value per share. The Board has not authorized an increase in the number of shares of Preferred Stock.

As of the close of business on May 30, 2006, of the 100,000,000 shares of Common Stock presently authorized by the Certificate of Incorporation, 72,465,415 shares were issued and outstanding, 5,950,000 shares were reserved for issuance under the Company’s stock option plan for options granted to officers and directors, 1,400,000 shares were reserved for issuance under the Company’s stock option plan for options promised to officers, employees and consultants, 500,000 shares were reserved for issuance under the Company’s stock option plan for restricted stock for officers, employees and consultants,12,908,621 were reserved for issuance for the exercise of warrants and 6,775,964 shares were unissued. If the increase in authorized Common Stock is approved, the number of authorized and unissued shares of Common Stock will increase to 41,775,964 shares. The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. This amendment will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock would remain unchanged under this proposal.

The purpose of increasing the number of authorized shares of Common Stock is to provide additional shares that could be used for proper corporate purposes, including and without limitation: equity financings and strategic collaborations. Any such issuances could also be used to discourage, or have the effect of discouraging, an attempt to acquire control of the Company, whether or not such a change in control transaction was favored by the majority of the stockholders, and could enhance the ability of officers and directors to retain their positions. For example, Common Stock could be issued to persons, firms or entities known to be friendly to management. At this time, the Company does not have any plan, commitment. arrangement, understanding or agreement, either oral or written, to issue any shares of the proposed additional Common Stock.

As previously disclosed in the Company’s SEC filings, the Company was notified in December 2004 by the AMEX that it was no longer in compliance with the listing standards of the Exchange because it lacked the requisite amount of stockholders’ equity. AMEX requires that minimum levels of stockholders’ equity be maintained. O2Diesel was not in compliance because its stockholders’ equity had dropped below the required minimums, and it had experienced continuing losses for the past four years. In order to return to full compliance, O2Diesel must have stockholders’ equity of $6.0 million by June 2006 and maintain this level going forward.

The Company believes it needs to raise an additional $7.0 million in new capital prior to June 2006 to allow it to return to full compliance with the listing standards of the AMEX. In addition, the Company believes it must raise an additional $3.5 million in equity in the second half of 2006 to allow it to execute its business plan for the year and to remain in compliance with the AMEX standards. In part, the Company will use these additional shares to raise the additional $3.5 million in equity.

Nevertheless, while the issuance of shares of Common Stock may have anti-takeover ramifications, the Board believes that the financial flexibility offered by this proposed amendment to the Certificate of Incorporation outweighs any such disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board enabling the Board to consider the proposed transaction in a manner that best serves the Stockholders’ interests.

The issuance of the additional shares of Common Stock contemplated by this proposal number five also could have the effect in certain circumstances of, among other things, diluting earnings per share, book value per share or voting power of the currently outstanding shares of Common Stock.

The affirmative vote of holders of a majority of the outstanding shares of Common Stock is required for approval of this proposal. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as votes against the proposed amendment to the Company’s Certificate of Incorporation. If the amendment is approved by the stockholders, it will become effective upon the filing of a Certificate of Amendment in accordance with the General Corporation Law of Delaware.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the approval of the Amendment to the Certificate of Incorporation, and signed proxies that are returned will be so voted unless otherwise instructed on the proxy card.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table provides information as of May 30, 2006 related to the equity compensation plans in effect at that time:

The following table sets forth certain information as of May 30, 2006, regarding the beneficial ownership of the Company’s Common Stock by (i) those persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock, (ii) each of the named executive officers, (iii) each director of the Company, and (iv) all current directors and executive officers as a group.

	(a)	(b)	(c)
Number of
securities
remaining available
	Number of		for future issuance
	securities to be		under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in column
	and rights	and rights	(a)

Plan Category
Equity Compensation Plans approved by Stockholders	$5,950,000	$1.50	$1,262,957
Equity Compensation Plans not approved by Stockholders	0	0	0

Totals	$5,950,000	$1.50	$1,262,957

Beneficial ownership is determined in accordance with SEC rules computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person.

Except as indicated in the footnotes to this table, each stockholder named in the table below has sole voting and investment power for the shares shown as beneficially owned by them. Percentage of ownership is based on 72,465,415 shares of Common Stock outstanding on May 30, 2006. In computing the number of shares beneficially owned by a person and the percentage of ownership held by that person, shares of Common Stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after May 30, 2006 are deemed exercised and outstanding, while these shares are not deemed exercised and outstanding for computing percentage ownership of any other person.

	Shares Directly and
Directors, Officers and 5% Stockholders	Beneficially Owned	Percent

Abengoa Bioenergy R&D Inc.	6,419,840	8.86
c/o Crochet & Crochet
Squaidelile, Geneva, Switzerland
UBS AG	5,333,333	7.36
100 Liverpool Street
London EC2m 2RH
Standard Bank PLC	3,333,333	4.60
Cannon Bridge House
25 Dowgate Hill
London EC4R 2SB
Axwell Business SA	3,228,070	4.45
1400 Elbridge Payne (Suite 100)
Chesterfield, MO 63017
Alan R. Rae	l,519,022 (a)	2.10
100 Commerce Drive Suite 301
Newark, Delaware 19713

	Shares Directly and
Directors, Officers and 5% Stockholders	Beneficially Owned	Percent

E. Holt Williams	41,395	*
100 Commerce Drive Suite 301
Newark, Delaware 19713
David L. Koontz	90,512	*
100 Commerce Drive Suite 301
Newark, Delaware 19713
Karim Jobanputra	4,000	*
100 Commerce Drive Suite 301
Newark, Delaware 19713

*	Less than 1%.

(a)	A trust of which Mr. Rae is the beneficiary holds 819,787 shares, and Mrs. Victoria Rae (spouse), owns 699,235 shares of the Company’s Common Stock. Mr. Rae disclaims beneficial ownership of the shares held by the trust to the extent that they are not attributable to his proportionate interest in the trust Mr. Rae also disclaims beneficial ownership of the shares held by Victoria Rae.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

The following summary compensation table sets forth the aggregate compensation paid or accrued by us to the Chief Executive Officer and to executive officers whose annual compensation exceeded $100,000 (collectively, the “named executive officers”) for services during the fiscal years ended December 31, 2005, 2004, and 2003.

		Annual				Securities
		Compensation		All Other		Underlying
		Salary		Compensation		Options
Name and Principal Position	Year	($)		($)		(#)
Anthony Dean-Smith	2005	90,000	(d)			500,000	(c)
Chairman(l)	2004	150,000	(d)
	2003	136,964				2,500,000	(c)
Alan R. Rae	2005	254,000	(d)	29,966	(b)	1,250,000	(g)
President and Chief	2004	254,000	(d)	28,878	(b)
Executive Officer(2)	2003	250,000		66,320	(a)(b)
David L. Koontz	2005	128,205	(d)	7,692	(b)
Chief Financial	2004	200,000	(d)	25,357	(b)
Officer and Secretary(3)	2003	177,500		13,356	(b)
Richard Roger(e)	2005	73,083	(e)	2,500	(e)	1,250,000	(g)
President and Chief
Operating Officer
David H. Shipman(f)	2005	44,375	(f)	3,000	(f)	450,000	(g)
Chief Financial Officer

(a)	Mr. Rae received a one-time payment of $50,000 to defray relocation costs for his move from the United Kingdom to the U.S. in 2002. The amount was finalized and payment was made to Mr. Rae in 2003. The excess of this amount represents health and dental premiums paid on behalf of Mr. Rae and are more fully explained in footnote (b).

(b)	The Company pays monthly health and dental premiums for Mr. Rae and paid monthly health premiums for Mr. Koontz (until his resignation in August 2005), as well as an auto allowance for both Mr. Rae and Mr. Koontz (until his resignation).

(c)	In 2002, Mr. Dean-Smith was given 2.5 million options on AAE Technologies International Plc Common Stock at an exercise price of GBP .04 per share as an incentive for Mr. Dean Smith to remain with the Company. In addition, in 2003, the Board agreed to reduce the exercise price on the 2.5 million previously granted options held by Mr. Anthony Dean-Smith from GBP .04 to GBP.026. These options were exercised and converted into Common Stock of AAE Technologies International Plc prior to the July 15, 2003 reverse acquisition of AAE Technologies International Plc by the Company. In 2005, Mr. Dean-Smith was awarded 500,000 options for shares of Common Stock of O2Diesel Corporation for service as Chairman of the Board of the Company.

(d)	Effective September 2004, Mr. Dean-Smith agreed to defer fifty-percent (50%) and Mr. Rae and Mr. Koontz agreed to defer one-fourth (25%) of their base salaries and auto allowances for a period of three months which ended November 30, 2004. Each officer agreed to continue to extend this deferral until June 2005. Each officer was paid for the deferral in 2005, with Mr. Dean-Smith receiving $56,250, Mr. Rae receiving $49,875 and Mr. Koontz receiving $39,750. The 2004 amounts listed for these three officers include the deferrals paid in 2005.

(e)	On July 28, 2005, Mr. Roger was appointed by the Board to serve as President and Chief Operating Officer at an annual compensation rate of $250,000 per year. From July 1, 2005 until October 15, 2005, Mr. Roger worked part time in this position and was paid $21,000. Between October 15, 2005 and December 31, 2005, Mr. Rogers worked full time and received $52,083 in salary and $2,500 in car allowance. Mr. Roger’s employment agreement provides for the award of 500,000 shares of restricted stock awarded pursuant to valued on the basis of the average of the high and low market price of the stock on the date of award. The shares of restricted stock will vest in equal yearly installments on January 1, 2007, 2008 and 2009.

(f)	On October 1, 2005, Mr. Shipman was appointed by the Board to serve as Chief Financial Officer at an annual compensation rate of $177,500 per year. Between October 1, 2005 and December 31, 2005, Mr. Shipman received $44,375 in salary and $3,000 in car allowance. The Company paid $3,074 in monthly health benefits for Mr. Shipman in 2005.

(g)	Reflects stock option under the 2004 Stock Incentive Plan.

(1)	During 2003, Mr. Dean-Smith was the Chief Executive Officer of AAE Technologies International, Plc, and between July 15, 2003 and June 13, 2005, was the Chairman of the Company.

(2)	During 2003, Mr. Rae was the Chief Operating Officer of AAE Technologies International Plc, and since July 15, 2003 the Chief Executive, since August 6, 2005 the Secretary and between July 15, 2003 and July 28, 2005 the President of the Company.

(3)	Prior to July 15, 2003, Mr. Koontz was the Chief Financial Officer of O2Diesel, Inc., and between July 15, 2003 and August 6, 2005 was the Chief Financial Officer and Secretary of the Company.

Options

The Company implemented a Stock Incentive Plan in 2004 which has an authorized limit of 7,212,957 shares. While options have been promised to officers, employees and directors, the Board has not granted all options as provided under the plan.

The Plan provides for vesting over three years with an exercise date no later than ten years after the date of the grant. The following table contains the option grants to the named executive officers under this plan during 2005.

	Options	% of
	Granted	Total	Exercise	Expiration
Name	2005	Granted	Price	Date

Alan R. Rae	1,250,000	21.0%	1.50	07/14/2013
Richard Roger	1,250,000	21.0%	1.50	06/30/2015
David H. Shipman	450,000	7.6%	1.50	09/30/2015
Anthony Dean-Smith	500,000	8.4%	1.50	06/15/2008

Compensation of Directors

The Chairman of the Board, by contract, is to receive $60,000 per year and other non-executive directors are to receive $30,000 per year for their services as a director. The Chairman of the Audit Committee is to receive an additional $5,000 per year for services and the Chairman of the Compensation Committee is to receive an additional

$3,000 per year for services. In addition, Mr. Rethwilm and Mr. Jobanputra also provided financial and business advisory services to the Company for a portion of 2005. Under contracts with both, Mr. Rethwilm received $18,750 and Mr. Jobanputra received $33,750 for these services. All directors are reimbursed for ordinary and necessary business expenses incurred in connection with their service as directors. As part of the Company’s consulting agreement with Mr. Jobanputra, he received 750,000 stock options at an exercise price of $1.50, which were granted pursuant to the Company’s equity compensation plan. As part of the Company’s Director agreement with Mr. Rethwilm, he received 750,000 stock options at an exercise price of $1.50, which were granted pursuant to the Company’s equity compensation plan.

In September 2004, all directors voluntarily agreed to defer for a three month period ending November 30, 2004 fifty-percent (50%) of their directors’ fees. Subsequently, all directors agreed to continue the month to month deferral of fifty percent (50%) of their fees for each month until June 2005. In addition, Mr. Jobanputra and Mr. Rethwilm agreed to similar deferrals for the same periods for their consulting fees. Upon agreement with the Board, all director fees, deferred salaries and deferred consulting obligations were paid prior to December 31, 2005.

For the year ended December 31, 2005, Mssrs. Dean-Smith, Jobanputra and Rethwilm were paid $90,000, $50,000 and $50,000, respectively in director’s fees. In addition, Mr. Jobanputra was paid $52,500 in consulting fees related to investor relations and Mr. Rethwilm was paid $37,500 in consulting fees related to business development. For the year ended December 31, 2004, Mssrs. Dean-Smith, Jobanputra and Rethwilm were paid $125,000, $25,000 and $25,000, respectively. In addition, as of December 31, 2004, Mssrs. Dean-Smith, Jobanputra and Rethwilm were owed $25,000, $5,000, and $5,000, respectively for deferred directors’ fees, Mssrs. Jobanputra and Rethwilm were each owed $15,000 for deferred consulting fees as of December 31, 2004, which is included in the amounts paid to them in 2005.

In May 2005, Mr. Arthur E. Meyer was elected Chairman of the Board and Mr. E. Holt Williams and Mr. Jeffrey J. Cornish were elected as Directors. Mr. Meyer is to receive annual Director compensation of $60,000 and Mr. Williams and Mr. Cornish are to receive $30,000 in annual compensation. As a Director of the Company, Mr. Meyer, Mr. Williams and Mr. Cornish each received 200,000 stock options at an exercise price of $1.50 which were promised pursuant to the Company’s equity compensation plan. For the year ended December 31, 2005, Mr. Meyer was paid $55,000, Mr. Williams was paid $15,000 and Mr. Cornish was paid $15,000.

Mr. Rogers served as a Director of the Company from April 2004 and resigned as a Director on July 28, 2005 to become the Company’s President and Chief Operating Officer. As a Director of the Company, Mr. Roger received 200,000 stock options at an exercise price of $1.50, which were granted pursuant to the Company’s equity compensation plan. For the year ended December 31, 2005, Mr. Rogers was paid $20,000 in Director’s fees, which included $5,000 in fees deferred from 2004-2005.

Employment, Termination and Change-in-Control Agreements with Named Executive Officers

In July 2003, the Company entered into an Employment Agreement with Alan R. Rae, to serve as our President and Chief Executive Officer. Pursuant to the Employment Agreement, Mr. Rae is entitled to an annual base salary of $254,000 per year and is eligible to receive an annual bonus, at the discretion of the Board, of 100% of his base salary. He is also entitled to reimbursement for health and dental insurance premiums and a car allowance of $1,000 per month. Pursuant to the agreement, the Company granted Mr. Rae 1,500,000 stock options at an exercise price of $1.50 per share in 2005, which were granted pursuant to the Company’s equity compensation plan and were approved by the Board on September 29, 2005. The agreement continues in effect until terminated by either Mr. Rae or the Company by written notice or upon the death or disability (as defined in the agreement) of Mr. Rae. If the agreement is terminated by disability, Mr. Rae is entitled to receive his salary until he begins to receive disability benefits, to receive a prorated portion of any bonus he would otherwise have been entitled to and to be paid for any accrued but unused vacation. If the agreement is terminated by the Company without cause (as defined in the agreement), Mr. Rae is entitled to receive his base salary and reimbursement for health and dental insurance premiums for a period of 15 months, to be paid for any unused vacation time, and to be reimbursed for expenses in connection with his and his family’s repatriation to the United Kingdom. In addition, Mr. Rae would be entitled to a prorated portion of any bonus to which he otherwise would have been entitled based on performance through the calendar quarter in which the termination occurred, and any unvested options will vest immediately.

Upon a change of control, as defined in the agreement, all of Mr. Rae’s outstanding options will vest immediately. The agreement also provides that any inventions (as defined in the agreement) discovered by Mr. Rae in the course of his service to the Company shall be the property of the Company, and contains confidentiality, non-disparagement and non-competition provisions.

On July 28, 2005, the position of President was transferred from Mr. Rae to Mr. Richard Roger. Mr. Rae continues to serve as the Company’s Chief Executive Officer and Secretary. On November 11, 2005, Mr. Rae relinquished his options to purchase 250,000 shares of Common Stock.

On June 9, 2005, the Company entered into an Employment Agreement with Richard Roger to serve as our President and Chief Operating Officer. The terms of Mr. Rogers’ Employment Agreement are substantially similar to the terms of Mr. Rae’s Employment Agreement, as described above, except that Mr. Roger is entitled to an annual base salary of $250,000 per year and 1,250,000 stock options, of which 1,000,000 shares were approved by the Board on September 29, 2005 and 250,000 shares were approved by the Board on November 11, 2005. The Board agreed if Mr. Roger leaves the Company before all of the additional 250,000 shares vest, the remaining unvested portion will be granted to the executive officer who relinquished these options. Effective July 1, 2005, Mr. Roger was awarded 500,000 shares of restricted stock at par value, vesting annually in equal amounts over three years commencing on January 1, 2007, with payment of the third award to be made on January 1, 2009. In addition, the Company will pay Mr. Roger a special bonus in the sum of $75,000 on or before February 15, 2007, in respect of the reward of the restricted shares to be made on January 1, 2007.

Effective July 29, 2005, Mr. Roger resigned from the Company’s Board to assume his new position with the Company. There were no disagreements between Mr. Roger and the Company on any matter relating to the Company’s operations, policies or practices.

Effective August 6, 2005, Mr. David Koontz resigned as Chief Financial Officer, Treasurer & Secretary of the Company. Mr. Koontz will continue as a director of the Company. There was no disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective October 1, 2005, the Company entered into an Employment Agreement with David H. Shipman to serve as our Chief Financial Officer. The terms of Mr. Shipman’s Employment Agreement are substantially similar to the terms of Mr. Rae’s Employment Agreement, as described above, except that Mr. Shipman is entitled to an annual base salary of $177,500 per year and 450,000 stock options.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is appointed by the Board and is composed of three directors, Mr. Arthur Meyer, Mr. Jeffrey Cornish and Mr. Hendrik Rethwilm. All committee members are independent directors as defined in Section 121A of the AMEX Company Guide. The Compensation Committee’s responsibilities include reviewing and making recommendations to the Board regarding the compensation of the Chief Executive Officer and approving the compensation paid to the Company’s other executives. In addition, the Compensation Committee also considers and recommends to the Board the award of stock options and other stock based awards to key employees and executive officers to purchase shares of Common Stock pursuant to the 2004 Stock Incentive Plan.

Compensation Program Elements

During fiscal 2005, the executive compensation program consisted of a base salary, long term incentive compensation in the form of stock options and other stock based awards, and miscellaneous fringe benefits, including group benefits generally available to employees of the Company. Overall, the Company’s process of setting the levels and mix of each component of compensation is subjective, with no precise, mathematical weight given to any of the factors discussed below. All decisions of the Compensation Committee relating to the compensation of the Company’s executive officers are reviewed and approved by the entire Board.

Base Salary.  The Compensation Committee reviewed the salaries of executive officers for reasonableness based on job responsibilities and reviewed compensation practices for comparable positions at corporations which compete with the Company in its business or are of comparable size and scope of operations. The Compensation

Committee’s recommendations to the Board were based primarily on informal judgments reasonably believed to be in the best interests of the Company.

Stock Options and Other Stock-based Awards.  Stock option awards and other stock-based awards are intended to attract, retain and motivate personnel by affording them an opportunity to receive additional compensation based upon the performance of the Company’s Common Stock. The size, grant and type of actual awards were determined by the Compensation Committee on an individual basis, taking into account the individual’s role in the Company and standard principals of reward, retention and recognition to which option grants are geared. The Compensation Committee’s recommendations as to the size of actual awards to individual executives were subjective, after taking into account the relative responsibilities and contributions of the individual employee.

Other Benefits.  In addition to the items of compensation described above, the Company provides medical and life insurance and a 401(k) plan to its executive officers, which are generally available to Company employees. The Company also provides certain executive officers with an automobile allowance.

Chief Executive Officer Compensation

Alan R. Rae was Chief Executive Officer of the Company during the fiscal year ended December 31, 2005 and his annual base salary rate during this fiscal year was $254,000.

Pursuant to Mr. Rae’s employment agreement, on September 29, 2005 the Board awarded Mr. Rae stock options to purchase 1,500,000 shares of Common Stock at an exercise price of $1.50 per share. The stock options vest 34% after one year of service as an officer and the remaining 66% every six months thereafter in equal increments of 16.5%. On November 11, 2005, Mr. Rae relinquished his options to purchase 250,000 shares of Common Stock.

Submitted by the Compensation Committee

Mr. Jeffrey Cornish, Chairman
Mr. Arthur Meyer
Mr. Hendrik Rethwilm

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports filed by such reporting persons.

Based solely on our review of such forms furnished to the Company and written representations from certain reporting persons, except for three directors and one beneficial owner, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with during fiscal 2005. Directors Williams and Roger and a beneficial owner did not file a Form 3 within ten business days, these late filings were inadvertent and the required filings have since been made. Director Williams did not file a Form 4 within two business days to report one transaction, this late filing was inadvertent and the required filing has since been made. Mr. Jobanputra, who is a Director, did not file a Form 4 within two business days to report one transaction, and the required filing has since been made.

GENERAL MATTERS

We have enclosed our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, which includes our audited consolidated financial statements for such fiscal year, with this proxy statement; however, the Annual Report on Form 10-KSB and the audited consolidated financial statements are not incorporated by reference into this proxy statement, do not constitute a part of the proxy soliciting material, and are not subject to the liabilities of Section 18 of the Exchange Act. You may request additional copies of the enclosed Annual Report on

Form 10-KSB, without charge, by contacting: Investor Relations, O2Diesel Corporation, 100 Commerce Drive, Suite 301, Newark, Delaware 19713.

STOCKHOLDER PROPOSALS

The annual meeting of stockholders for the fiscal year ending December 31, 2006 is expected to be held on June 21, 2007 (the “Next Annual Meeting”). All proposals intended to be presented at the Next Annual Meeting must be received at the Company’s executive offices, which are located at 100 Executive Drive, Suite 301, Newark, Delaware, Attention: Corporate Secretary, no later than January 30, 2007, to receive consideration for inclusion in the Proxy Statement and form of proxy related to that meeting.

Pursuant to the proxy rules under the Exchange Act, the Company’s stockholders are notified that the deadline for providing the Company with timely notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Next Annual Meeting will be March 18, 2007. As to all such matters which the Company does not have notice on or prior to that date, discretionary authority to vote on such proposal shall be granted to the persons designated in the Company’s proxy related to the Next Annual Meeting.

By Order of the Board,

Alan R. Rae
Secretary and Chief Executive Officer

June 5, 2006

APPENDIX A

O2DIESEL CORPORATION
CHARTER OF THE NOMINATING AND GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS

PURPOSE

The Nominating and Governance Committee (the “Committee”) is appointed by the O2Diesel Corporation (the “Company”) Board of Directors (the “Board”) in order to (1) identify individuals qualified to become Board members, consistent with criteria approved by the Board, (2) assist the Board in determining the size and composition of the Board and its committees, (3) develop and recommend to the Board, and oversee the implementation of, the Company’s corporate governance guidelines, and (4) oversee the evaluation of the Board and its committees and of management.

COMMITTEE MEMBERSHIP

The members of the Committee shall be appointed and replaced by the Board. The Committee shall consist of at least three members, each of whom shall meet the independence and other applicable requirements of the American Stock Exchange.

MEETINGS

The Committee shall meet at least twice annually. The Committee may, in its discretion delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

OUTSIDE ADVISORS

The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and retention terms. The Committee shall also have the authority, to the extent it deems necessary or appropriate, to retain independent legal or other advisors.

RESPONSIBILITIES

The Committee is charged with the following responsibilities:

•	Seek individuals qualified to become Board members, including evaluating persons suggested by management and/or shareholders;

•	Identify and make recommendations to the Board regarding all nominees for Board membership, whether for the slate of director nominees to be proposed by the Board to the shareholders, or for any director nominees to be elected by the Board to fill director vacancies, including vacancies arising from increases in the size of the Board;

•	Recommend to the Board directors to serve as members of each committee. The Committee shall review and recommend committee slates annually and shall recommend additional committee members as needed;

•	Develop and recommend to the Board a set of corporate governance guidelines and periodically review and assess such guidelines and recommend any proposed changes to the Board;

•	Develop and recommend to the Board an annual self-evaluation process for the Board and its committees, and administer and oversee the evaluation process, including the evaluation of senior management;

•	Implement and oversee succession planning for the Chief Executive Officer and other members of executive management;

•	At least annually, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval;

A-1

•	Perform an annual self-evaluation of its performance;

•	Report regularly to the Board on its activities; and

•	Perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation and By-Laws and applicable law, as the Committee deems appropriate or as requested by the Board.

OTHER

In fulfilling his or her responsibility, each member of the Committee is entitled to rely in good faith upon the Company’s records and upon information, opinions, reports or statements presented by any of the Company’s officers or employees, or by any other person as to matters the member reasonably believes are within such other persons professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. Each member of the Committee also may rely in good faith upon actions taken by other committees of the Board as committed to such committees under the resolutions and other directives of the Board.

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APPENDIX B

O2DIESEL CORPORATION
COMPENSATION COMMITTEE CHARTER

PURPOSE

The Compensation Committee (the “Committee”) is appointed by the O2Diesel Corporation (the “Company”) Board of Directors (the “Board”) in order to:

•	Monitor the performance of, and develop and recommend to the Board the annual compensation (base salary, bonus, stock options and other benefits) for the Chief Executive Officer (“CEO”) of the Company;

•	Monitor the performance of, and review, approve and recommend to the Board the annual compensation (base salary, bonus and other benefits) for all other executive officers of the Company;

•	Review, approve and recommend to the Board the aggregate number of stock options to be granted to employees;

•	Review general policy matters relating to compensation and benefits of employees; and

•	Prepare certain portions of the Company’s annual proxy statement, including an annual report on executive compensation.

COMMITTEE MEMBERSHIP

Committee members are appointed by the Board and may be replaced by the Board. The Committee shall consist of at least two members, each of whom shall meet the independence and other applicable requirements of the American Stock Exchange.

The Board shall select one member of the Committee as its Chairperson.

MEETINGS

The Committee shall meet at least once every fiscal year, or more frequently if circumstances dictate.

RESPONSIBILITIES AND PROCESSES

The Committee shall have available to it such outside advisers, including outside auditors, attorneys and consultants, as it deems necessary to discharge its responsibilities. The Committee shall also have the authority, to the extent it deems necessary or appropriate, to retain independent legal or other advisors.

The Committee is charged with the following responsibilities:

1. Reviewing and approving corporate goals and objectives relevant to compensation and benefits for the CEO and all other executive officers, evaluating the CEO’s and all other executive officer’s performances in light of those goals and objectives, and recommending to the Board the level of compensation of the CEO and all other executive officers based on such evaluations;

2. Administering the Company’s stock incentive plans, including the review and approval of all stock option grants to executive officers, non-employee directors and consultants/advisors, and the aggregate number of stock options to be granted to employees;

3. Reviewing, commenting on and recommending to the Board executive compensation plans, programs and policies of the Company or that the Company proposes to adopt;

4. Periodically reviewing and making recommendations to the Board with respect to annual compensation for the Company’s directors;

B-1

5. Periodically reviewing the results of the Company’s executive compensation and perquisite programs to ensure that they are properly coordinated to yield payments and benefits that are reasonably related to executive performance;

6. Periodically review the Company’s policies with regard to employee compensation and benefits generally, review and assess the effectiveness of the Company’s plans in implementing those policies, and make recommendations to the Board regarding compensation generally, including with respect to the adoption, amendment and termination of stock option, retirement, deferred compensation and incentive compensation plans;

7. Produce an annual report on executive compensation for inclusion in the Company’s annual meeting proxy statement in accordance with applicable rules and regulations;

8. The Committee shall review and reassess the adequacy of its Charter as needed, but at least annually, and recommend to the Board any proposed changes to this Charter;

9. Perform an annual self-evaluation of its performance;

10. Perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation and By-Laws and applicable law, as the Committee deems appropriate or as requested by the Board; and

11. The Committee or its Chairperson shall periodically report to the Board on the significant results of the foregoing activities.

OTHER

In fulfilling his or her responsibility, each member of the Committee is entitled to rely in good faith upon the Company’s records and upon information, opinions, reports or statements presented by any of the Company’s officers or employees, or by any other person as to matters the member reasonably believes are within such other persons professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. Each member of the Committee also may rely in good faith upon actions taken by other committees of the Board as committed to such committees under the resolutions and other directives of the Board.

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APPENDIX C

O2DIESEL CORPORATION
2004 STOCK INCENTIVE PLAN, as amended

1. Definitions. In this Plan, except where the context otherwise indicates, the following definitions shall apply:

1.1. “Affiliate” means a corporation, partnership, business trust, limited liability company or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly, and any other entity designated by the Committee in which the Company has a significant interest.

1.2. “Agreement” means a written agreement or other document evidencing an Award that shall be in such form as may be specified by the Committee and that may, but need not, be signed by a Participant, as determined by the Committee in its discretion.

1.3. “Award” means a grant of an Option, Right, Restricted Stock, Incentive Shares or Performance Award.

1.4. “Board” means the Board of Directors of the Company.

1.5. “Code” means the Internal Revenue Code of 1986, as amended.

1.6. “Committee” means the Compensation Committee of the Board or such other committee(s), subcommittee(s) or person(s) appointed by the Board to administer this Plan or to make and/or administer specific Awards hereunder. If no such appointment is in effect at any time, “Committee” shall mean the Board.

1.7. “Common Stock” means the common stock, par value $0.0001 per share, of the Company.

1.8. “Company” means O2Diesel Corporation, and any successor thereto.

1.9. “Date of Exercise” means the date on which the Company receives notice of the exercise of an Option or Right in accordance with the terms of Section 8.1 hereof.

1.10. “Date of Grant” means the date on which an Award is granted under this Plan.

1.11. “Eligible Person” means any person who is (a) an Employee (b) hired to be an Employee, (c) a Non-Employee Director, or (d) a consultant or independent contractor to the Company or an Affiliate.

1.12. “Employee” means any person determined by the Committee to be an employee of the Company or an Affiliate.

1.13. “Exercise Price” means the price per Share at which an Option may be exercised.

1.14. “Fair Market Value” means an amount equal to the then fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose, or, unless otherwise determined by the Committee, if the Common Stock is traded on a securities exchange or automated dealer quotation system, fair market value shall be the last sale price for a Share, as of the relevant date, on such securities exchange or automated dealer quotation system as reported by such source as the Committee may select.

1.15. “Incentive Shares” means an award providing for the contingent grant of Shares pursuant to the provisions of Section 10 hereof.

1.16. “Incentive Stock Option” means an Option granted under this Plan that the Company designates as an incentive stock option under Section 422 of the Code.

1.17. “Non-Employee Director” means any member of the Company’s or an Affiliate’s Board of Directors who is not an Employee.

1.18. “Nonstatutory Stock Option” means an Option granted under this Plan that is not an Incentive Stock Option.

1.19. “Option” means an option to purchase Shares granted under this Plan in accordance with the terms of Section 6 hereof.

1.20. “Option Period” means the period during which an Option may be exercised.

1.21. “Participant” means an Eligible Person who has been granted an Award hereunder.

1.22. “Performance Award” means a performance award granted under the Plan in accordance with the terms of Section 11 hereof.

1.23. “Performance Goals” means performance goals established by the Committee which may be based on earnings or earnings growth, sales, return on assets, cash flow, total shareholder return, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, implementation or completion of one or more projects or transactions, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates, and may cover such period as may be specified by the Committee.

1.24. “Plan” means the O2Diesel Corporation 2004 Stock Incentive Plan, as amended from time to time.

1.25. “Related Option” means an Option in connection with which, or by amendment to which, a Right is granted.

1.26. “Related Right” means a Right granted in connection with, or by amendment to, an Option.

1.27. “Restricted Stock” means Shares granted under the Plan pursuant to the provisions of Section 9 hereof.

1.28. “Right” means a stock appreciation right granted under the Plan in accordance with the terms of Section 7 hereof.

1.29. “Right Period” means the period during which a Right may be exercised.

1.30. “Section 422 Employee” means an Employee who is employed by the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

1.31. “Share” means a share of Common Stock.

1.32. “Ten-Percent Stockholder” means a Section 422 Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

2. Purpose. This Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Persons of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company and its Affiliates.

3. Administration. The Committee shall administer this Plan and shall have plenary authority, in its discretion, to grant Awards to Eligible Persons, subject to the provisions of this Plan. The Committee shall have plenary authority and discretion, subject to the provisions of this Plan, to determine the Eligible Persons to whom Awards shall be granted, the terms (which terms need not be identical) of all Awards, including without limitation the Exercise Price of Options, the time or times at which Awards are granted, the number of Shares covered by Awards, whether an Option shall be an Incentive Stock Option or a Nonstatutory Stock Option, any exceptions to nontransferability, any Performance Goals applicable to Awards, any provisions relating to vesting, and the period during which Options and Rights may be exercised and Restricted Stock shall be subject to restrictions. In making these determinations, the Committee may take into account the nature of the services rendered or to be rendered by

Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall have plenary authority to interpret the Plan and Agreements, prescribe, amend and rescind rules and regulations relating to them, and make all other determinations deemed necessary or advisable for the administration of this Plan and Awards granted hereunder. The determinations of the Committee on the matters referred to in this Section 3 hereof shall be binding and final.

4. Eligibility. Awards may be granted only to Eligible Persons.

5.	Stock Subject to Plan.

5.1. Subject to adjustment as provided in Section 13 hereof, (a) the maximum number of Shares that may be issued under this Plan is 7,212,957 Shares provided that in the event that the exercise price of an Option is paid (in whole or in part) with Shares, such Shares received by the Company as payment shall be available for reissuance under the Plan.

5.2. If an Option or Right expires or terminates for any reason (other than termination by virtue of the exercise of a Related Option or Related Right, as the case may be) without having been fully exercised or surrendered pursuant to Section 6.4 hereof, if shares of Restricted Stock are forfeited, or if Shares covered by an Incentive Share Award or Performance Award are not issued or are forfeited, the unissued or forfeited Shares that had been subject to the Award shall be available for the grant of additional Awards. In the event an Option is surrendered, in whole or in part, pursuant to Section 6.4 hereof, the difference between (a) the number of Shares as to which the Option is surrendered, and (b) the number of whole Shares to be received by the Participant pursuant to such surrender (including Shares applied to the payment of withholding taxes), shall be available for the grant of additional Awards.

5.3. Upon exercise of a Right (regardless of whether the Right is settled in cash or Shares), the number of Shares with respect to which the Right is exercised shall be charged against the number of Shares issuable under the Plan and shall not become available for the grant of other Awards.

6.	Options.

6.1. Options granted under this Plan to Eligible Persons shall be either Incentive Stock Options or Nonstatutory Stock Options, as designated by the Committee; provided, however, that Incentive Stock Options may only be granted to Eligible Persons who are Section 422 Employees on the Date of Grant. Each Option granted under this Plan shall be identified either as a Nonstatutory Stock Option or an Incentive Stock Option and shall be evidenced by an Agreement that specifies the terms and conditions of the Option. Options shall be subject to the terms and conditions set forth in this Section 6 hereof and such other terms and conditions not inconsistent with this Plan as the Committee may specify. The Committee may, in its discretion, condition the grant or vesting of an Option upon the achievement of one or more specified Performance Goals.

6.2. The Exercise Price of an Incentive Stock Option granted under this Plan shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Employee who, on the Date of Grant is a Ten-Percent Shareholder, the Exercise Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of a share on the Date of Grant.

6.3. The Option Period shall be determined by the Committee and specifically set forth in the Agreement; provided, however, that an Option shall not be exercisable after ten (10) years (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) from its Date of Grant.

6.4. The Committee, in its discretion, may provide in an Agreement for the right of a Participant to surrender to the Company an Option (or a portion thereof) that has become exercisable and to receive upon such surrender, without any payment to the Company (other than required tax withholding amounts) that number of Shares (equal to the highest whole number of Shares) having an aggregate Fair Market Value as of the date of surrender equal to that number of Shares subject to the Option (or portion thereof) being surrendered multiplied by an amount equal to the excess of (i) the Fair Market Value on the date of surrender over (ii) the Exercise Price, plus an amount of cash equal to the fair market value of any fractional Share to which the Participant would be entitled but for the parenthetical above relating to whole number of Shares. Any such surrender shall be treated as the exercise of the Option (or portion thereof).

7.	Rights.

7.1. Rights granted under the Plan shall be evidenced by an Agreement specifying the terms and conditions of the Award.

7.2. A Right may be granted under the Plan:

7.2.1. in connection with, and at the same time as, the grant of an Option under the Plan;

7.2.2. by amendment of an outstanding Option granted under the Plan; or

7.2.3. independently of any Option granted under the Plan. A Right described in clause (a) or (b) of the preceding sentence is a Related Right. A Related Right may, in the Committee’s discretion, apply to all or any portion of the Shares subject to the Related Option.

7.3.  A Right may be exercised in whole or in part as provided in the applicable Agreement, and, subject to the terms of the Agreement, entitles a Participant to receive, without payment to the Company (but subject to required tax withholding), either cash or that number of Shares (equal to the highest whole number of Shares), or a combination thereof, in an amount or having an aggregate Fair Market Value as of the Date of Exercise not to exceed the number of Shares subject to the portion of the Right exercised multiplied by an amount equal to the excess of (a) the Fair Market Value on the Date of Exercise of the Right over (b) either (i) the Fair Market Value on the Date of Grant (or such amount in excess of such Fair Market Value as may be specified by the Committee) of the Right if it is not a Related Right, or (ii) the Exercise Price as provided in the Related Option if the Right is a Related Right.

7.4. The Right Period shall be determined by the Committee and specifically set forth in the Agreement; provided, however, that

7.4.1. a Right will expire no later than the earlier of (i) ten (10) years from the Date of Grant, or (ii) in the case of a Related Right, the expiration of the Related Option; and

7.4.2. a Right that is a Related Right to an Incentive Stock Option may be exercised only when and to the extent the Related Option is exercisable.

7.5. The exercise, in whole or in part, of a Related Right shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Related Right is exercised. The exercise, in whole or in part, of a Related Option shall cause a reduction in the number of Shares subject to the Related Right equal to the number of Shares with respect to which the Related Option is exercised.

8.	Exercise of Options and Rights.

8.1. An Option or Right may, subject to the terms of the applicable Agreement evidencing the Award, be exercised in whole or in part by the delivery to the Company of a notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of an Option, by (a) a full payment for the Shares with respect to which the Option is exercised or (b) irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Option. To the extent provided in the applicable Agreement, payment may be made by (i) delivery (including constructive delivery) of Shares (provided that such Shares, if acquired pursuant to an option or other award granted hereunder or under any other compensation plan maintained by the Company or any Affiliate, have been held by the Participant for at least six (6) months or such other period as determined by the Committee) valued at Fair Market Value on the Date of Exercise or (ii) delivery of a promissory note as provided in Section 8.2 hereof.

8.2. To the extent provided in an Agreement and permitted by applicable law, the Committee may accept as payment of all or a portion of the Exercise Price a promissory note executed by the Participant evidencing his or her obligation to make future cash payment thereof. Promissory notes made pursuant to this Section 8.2 shall (a) be secured by a pledge of the Shares received upon exercise of the Option, (b) bear interest at a rate fixed by the Committee, and (c) contain such other terms and conditions as the Committee may determine in its discretion.

9. Restricted Stock Awards. Each grant of Restricted Stock under this Plan shall be subject to an Agreement specifying the terms and conditions of the Award. Restricted Stock granted under this Plan shall consist of Shares that are restricted as to transfer, subject to forfeiture, and subject to such other terms and conditions as may be determined by the Committee. Such terms and conditions may provide, in the discretion of the Committee, for the lapse of such transfer restrictions or forfeiture provisions to be contingent upon the achievement of one or more specified Performance Goals.

10. Incentive Share Awards. Each grant of Incentive Shares under this Plan shall be evidenced by an Agreement that: (a) provides for the issuance of Shares to a Participant at such times and (b) contains such other terms and conditions, as determined by the Committee, including without limitation, terms that condition the issuance of Shares upon the achievement of one or more specified Performance Goals.

11. Performance Awards. Each Performance Award granted under this Plan shall be evidenced by an Agreement that: (a) provides for the payment of cash and/or issuance of Shares to a Participant contingent upon the attainment of one or more specified Performance Goals and (b) contains such other terms and conditions as may be determined by the Committee. For purposes of Section 5.1(b) hereof and, Section 5.2 hereof, a Performance Award shall be deemed to cover a number of Shares equal to the sum of (a) the maximum number of Shares that may be issued upon payment of the Award and (b) to the extent the Award is not payable in Shares, a number of Shares equal to the quotient obtained by dividing the maximum dollar amount of the Award that is not payable in Shares by the Fair Market Value of a Share as of the Date of Grant of the Award, rounded to the next highest whole number.

12. Dividends and Dividend Equivalents. The terms of an Award may, subject to such terms and conditions as the Committee may specify, provide a Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares covered by the Award, which payments may be either made currently or credited to an account established for the Participant, and may be settled in cash or Shares, as determined by the Committee.

13. Capital Adjustments. In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Committee may, in its discretion, provide for a substitution for or adjustment in (a) the number and class of shares subject to outstanding Awards or the type of consideration to be received upon the exercise or vesting of outstanding Awards, (b) the Exercise Price of Options and the base price upon which payments under Rights that are not Related Rights are determined, and (c) the aggregate number and class of Shares for which Awards thereafter may be granted under this Plan, and (d) the maximum number of Shares with respect to which an Employee may be granted Awards during the period specified in Section 5.1(b) hereof.

14. Termination or Amendment. The Board may amend or terminate this Plan in any respect at any time; provided, however, that, after this Plan has been approved by the stockholders of the Company, no amendment or termination of this Plan shall be made by the Board without approval of (a) the Company’s stockholders to the extent stockholder approval of the amendment is required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, and (b) each affected Participant if such amendment or termination would adversely affect such Participant’s rights or obligations under any Award granted prior to the date of such amendment or termination.

15.	Modification, Substitution of Awards.

15.1. Subject to the terms and conditions of this Plan, the Committee may modify the terms of any outstanding Awards; provided, however, that no modification of an Award shall, without the consent of the Participant, alter or impair any of the Participant’s rights or obligations under such Award.

15.2. Anything contained herein to the contrary notwithstanding, Awards may, at the discretion of the Committee, be granted under this Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. The terms and conditions of the substitute

Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Such substitute Awards granted hereunder shall not be counted toward the Share limit imposed by Section 5.1(b) hereof, except to the extent it is determined by the Committee that counting such Awards is required in order for Awards granted hereunder to be eligible to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

15.3. Any provision of the Plan or any Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award. For purposes of this Section 15.3, the Fair Market Value of any canceled Award shall be determined assuming that the Award is fully vested at the time of cancellation.

16. Foreign Employees. Without amendment of this Plan, the Committee may grant Awards to Eligible Persons who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgement of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan. The Committee may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or any of its Affiliates operate or have employees.

17. Stockholder Approval. This Plan, and any amendments hereto requiring stockholder approval pursuant to Section 14 hereof, are subject to approval by vote of the stockholders of the Company at the next annual or special meeting of stockholders following adoption by the Board.

18. Withholding. The Company’s obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Award granted hereunder shall be subject to satisfaction of applicable federal, state and local tax withholding requirements. To the extent provided in the applicable Agreement and in accordance with rules prescribed by the Committee, a Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment, (b) authorizing the Company to withhold Shares otherwise issuable to the Participant, or (c) delivering to the Company already-owned and unencumbered Shares.

19. Term of Plan. Unless sooner terminated by the Board pursuant to Section 14, this Plan shall terminate on the date that is ten (10) years after the earlier of that date that the Plan is adopted by the Board or approved by the Company’s stockholders, and no Awards may be granted or awarded after such date. The termination of this Plan shall not affect the validity of any Award outstanding on the date of termination.

20. Indemnification of Committee. In addition to such other rights of indemnification as they may have as members of the Board or Committee, members of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

21. General Provisions.

21.1. The establishment of this Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in this Plan. Participation in this Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.

21.2. Neither the adoption of this Plan nor its submission to the Company’s stockholders shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, or other awards otherwise than under this Plan, or to adopt other stock option, restricted stock, or other plans, or to impose any requirement of stockholder approval upon the same.

21.3. The interests of any Eligible Person under this Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except to the extent provided in an Agreement.

21.4. This Plan shall be governed, construed and administered in accordance with the laws of the State of Washington.

21.5. The Committee may require each person acquiring Shares pursuant to Awards granted hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

21.6. The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards granted under this Plan, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Board’s or Committee’s complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee.

21.7. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the Shares are traded.

O2DIESEL CORPORATION
PROXY FOR 2006 ANNUAL MEETING OF STOCKHOLDERS — JULY 6, 2006
This Proxy is solicited by the Board of the Company

The undersigned stockholder of O2Diesel Corporation hereby appoints Alan R. Rae, David H. Shipman, or either of them, his/her true and lawful agents and proxies, each with full power of substitution, to represent and vote as specified in this proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if present in person at the Annual Meeting of Stockholders of O2Diesel Corporation to be held at Hilton Wilmington/Christiana, 100 Continental Drive, Newark, Delaware 19713, on July 6, 2006 at 11 a.m. (EDT).

☒ Please mark votes as in this example.  The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3 , 4, and 5.

1.	PROPOSAL 1 — Election of Directors

☒ FOR all nominees listed below (except as marked to the contrary below).
☐ WITHHOLD AUTHORITY for all nominees listed below.

NOMINEES:	David L. Koontz
Gerson Santos-Leon
Jeffrey L. Cornish

INSTRUCTIONS:	To withhold authority to vote for any individual nominee, mark the “FOR” box above and write that nominee’s name in the space provided below.)

2.	PROPOSAL 2 — TO RATIFY AND APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK IN CONNECTION WITH A PRIVATE PLACEMENT OF COMMON STOCK AND WARRANTS TO ACCREDITED INVESTORS TO THE EXTENT THAT SUCH ISSUANCE WOULD REQUIRE SHAREHOLDER APPROVAL UNDER THE RULES OF THE AMERICAN STOCK EXCHANGE.
☒ FOR        ☐ AGAINST     ☐ ABSTAIN

3.	PROPOSAL 3 — TO RATIFY THE APPOINTMENT OF MAYER HOFFMAN MCCANN P.C. TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.
☒ FOR        ☐ AGAINST     ☐ ABSTAIN

4.	PROPOSAL 4 — TO APPROVE AN AMENDMENT TO INCREASE THE NUMBER OF SHARES AUTHORIZED UNDER THE O2DIESEL 2004 STOCK INCENTIVE PLAN.
☒ FOR        ☐ AGAINST     ☐ ABSTAIN

5.	PROPOSAL 5 — TO APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES AUTHORIZED.
☒ FOR        ☐ AGAINST     ☐ ABSTAIN

(See Reverse Side)

When this proxy is properly executed, the shares to which this proxy relates will be voted as specified. If no specification is made, the shares to which this proxy relates will be voted “FOR” all nominees with respect to the election of directors in Proposal 1, “FOR” the ratification and approval of the issuance of shares of Common Stock in connection with a private placement of Common Stock and warrants to accredited investors to the extent that such issuance would require shareholder approval under the rules of the American Stock Exchange in Proposal 2, “FOR” the ratification of Mayer Hoffman McCann P.C. in Proposal 3, “FOR” the approval of an amendment to increase the number of shares authorized under the O2Diesel 2004 Stock Incentive Plan in Proposal 4, and “FOR” the approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares in Proposal 5, and this proxy authorizes the above designated proxies to vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, in which Proposals 1, 2, 3 , 4 AND 5 are fully explained.

Date:

Signature:

Signature (if held jointly):

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY
USING THE ENCLOSED RETURN ENVELOPE.